SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  April 20, 2001




                         RUSSELL-STANLEY HOLDINGS, INC.
               (Exact name of Registrant as specified in charter)


                        Commission File number: 333-76057


                 Delaware                           22-3525626
      (State or other jurisdiction of
       incorporation or organization)    (IRS Employer Identification Number)



           685 Route 202/206
           Bridgewater, New Jersey                   08807
  (Address of principal executive offices)         (Zip Code)


                                 (908) 203-9500
              (Registrant's telephone number, including area code)







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Item 5.  Other Events

On April 20, 2001, effective as of April 17, 2001, the Registrant and its senior lenders executed a Forbearance and Amendment Agreement (the "Agreement") to the Fifth Amended and Restated Revolving Credit Agreement (the "Credit Agreement") dated as of February 10, 1999 among the Registrant, certain of its subsidiaries, the lenders party thereto (the "Lenders") and Fleet National Bank, as agent (the "Agent"), under which the Lenders and the Agent have agreed, subject to certain conditions set forth therein and for the period described therein, to forbear from exercising remedies under the Credit Agreement and related documents as the result of certain defaults. A copy of the Agreement is attached as an exhibit to this Report and is hereby incorporated by reference herein. The foregoing is a summary of the Agreement, is not intended to be a complete description of the provisions thereof and is qualified in all respects by the provisions of the Agreement attached as an exhibit hereto.


Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         (99)  Forbearance and Amendment Agreement, dated as of April 17, 2001.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RUSSELL-STANLEY HOLDINGS, INC.


                                       BY:  /s/ Ronald M. Litchkowski
                                            ------------------------
                                            Ronald M. Litchkowski
                                            Chief Financial Officer


Dated: April 25, 2001